Exhibit 10.1
                            SHARE EXCHANGE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

This SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of June 21, 2006, by and among Cyberads, Inc., a Nevada corporation ("CYBERADS"); Rhino Offroad Industries, Inc., a Nevada corporation ("RHINO"); and those persons executing this Agreement as shareholders of Rhino, sometimes collectively referred to as the "SHAREHOLDERS."

                                    RECITALS

         A. Cyberads desires to acquire all of the outstanding shares of capital stock of Rhino in exchange for shares of capital stock of Cyberads ("Exchange").

         B. The Shareholders own 100% of the issued and outstanding shares of Rhino and desire to exchange those shares for shares of common and preferred stock of Cyberads ("Cyberads Shares").

         C. Rhino, Cyberads and the Shareholders desire to make certain representations and warranties and other agreements in connection with the Exchange.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended ("Code"), and to cause the Exchange to qualify as a reorganization under the provisions of Section 368 of the Code.

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                  THE EXCHANGE

         1.1.     EXCHANGE OF SHARES.


                  (a) Concurrently with the execution of this Agreement, the Shareholders are assigning, transferring contributing and delivering to Cyberads 100% of the issued and outstanding shares of capital stock of Rhino ("Rhino Shares"). Concurrently with the execution of this Agreement, Cyberads is issuing to the Shareholders One Million Six Hundred Fifty Thousand (1,650,000) shares of Cyberads Series C Preferred Stock (the "Series C Shares"), based on a value of $1.00 per share. A copy of the Certificate of Designation describing the rights and limitations of the Series C Shares is attached as Exhibit A.










Share Exchange Agreement and Plan of Reorganization - Page 1
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                  (b)      All  Cyberads  Shares  described  in this Section 1.1
will be issued to the Shareholders as allocated on the attached Schedule 1.1.


                  (c) The Shareholders will have the right to convert all or any part of the Series C Shares into fully paid and nonassessable shares of Cyberads Class A Common Stock in an aggregate amount equal to One Million Six Hundred Fifty Thousand Dollars ($1,650,000) ("Share Value"), based on the 30 day trailing average of the closing bid price of the Cyberads common stock as reported on the OTC Bulletin Board (or such other principal exchange then listing the Cyberads Shares) (the "Trailing Average") on the relevant date specified below.


                  (d) If any Series C Shares are converted to Cyberads common stock prior to the one-year anniversary date of this Agreement ("Anniversary Date"), the conversion will occur at the ratio necessary to issue Cyberads common stock to the converting Shareholders equal to the Shareholder's pro rata portion of the Share Value, based on the Trailing Average as of the date of conversion. If on the Anniversary Date the per share value of the Cyberads common stock is less than the per share value on the date of conversion, based on the Trailing Average as of the Anniversary Date, additional Cyberads common stock will be issued to each applicable Shareholder as necessary to make that Shareholder's aggregate fair market value of the Cyberads Shares equal to his pro rata portion of the Share Value as of the Anniversary Date, as adjusted for stock splits, stock dividends and similar events.


                  (e) If any Series C Shares are converted to Cyberads common stock on or after the Anniversary Date, the conversion will occur at the ratio necessary to issue Cyberads common stock to the converting Shareholder equal to the Shareholder's pro rata portion of the Share Value, based on the Trailing Average as of the Anniversary Date.


         1.2 ADDITIONAL SHARES. Following the exchange of shares described in Section 1.1 of this Agreement, shares of Cyberads Class A Common Stock ("Additional Cyberads Shares") shall be issued to the Shareholders according to the following schedule, to be allocated to the Shareholders as set forth on
Schedule 1.1.


                  (a) For the fiscal year ended in 2007, Additional Cyberads Shares shall be issued in an amount equal to twenty percent (20%) of the Gross Revenues of Rhino, provided that such gross revenues are at least $2 million for said fiscal year. "Gross Revenues" shall mean Rhino's revenues resulting from sales of products and services, royalties and license fees, all of which must relate to the design, manufacture, marketing, promotion, sales, rental and licensing activities of Rhino itself; and not through companies that may be acquired by Rhino or Cyberads. For purposes of example and not as a limitation, the following Rhino activities would all be included as Gross
Revenues: sales and resales of off-road vehicles and other products, sales of parts, repair and maintenance fees, extended warranty fees, royalties on trademarks and other Rhino intellectual property, interest and loan fees received from customers on the finance of




Share Exchange Agreement and Plan of Reorganization - Page 2
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purchases,  and license fees relating to the  distribution of off-road  vehicles and other Rhino products; but such revenues added to the Rhino business due to an acquisition of a company by Rhino or Cyberads are not included within the definition of Rhino's Gross Revenues.

                  (b) For the fiscal years ended 2008 through and including 2011, Additional Cyberads Shares shall be issued in an amount equal to:

                           (i)      ten percent (10%) of gross revenues of Rhino
for 2008 provided that gross sales are no less than $5 million;

                           (ii)     five percent (5%) of gross revenues of Rhino
for 2009 provided that gross sales are no less than $10 million;

                           (iii)    three  percent  (3%) of  gross  revenues  of
Rhino for 2010 provided that gross sales are no less than $20 million;

                           (iv)     three  percent  (3%) of  gross  revenues  of
Rhino for 2011 provided that gross sales are no less than $40 million.


                  (c) The total Additional Cyberads Shares to be issued under this Section 1.2 shall not exceed Three Million Two Hundred Thousand Dollars ($3,200,000) in fair market value of Cyberads Shares, even if Rhino's gross revenues achieve or exceed $77 million for the fiscal years ended 2007 through and including 2011. Further, the respective Additional Cyberads Shares will be issued in subsequent qualifying years as provided in this Section 1.2, regardless whether gross revenues in any fiscal year do not meet the minimums set forth in the schedule set forth in (b) above. Cyberads shall use its reasonable best efforts to fund Rhino to attain the above goals, subject to the agreed annual Rhino budget/business plan adopted by the Rhino executive team and the Cyberads Board of Directors.

                  (d) The Additional Cyberads Shares to be issued as provided in this Section 1.2 will have a fair market value based on the Trailing Average for the period ending at the respective fiscal year end.

                  (e) Cyberads will issue the respective Additional Cyberads Shares within 30 days after the issuance of its audited annual financial statements, or as soon as practical thereafter, for each year in which the annual goal has been met.

         1.3 ARTICLES OF EXCHANGE/TAX CONSEQUENCES. Upon the consummation of the exchange of shares described in Section 1.1, the Rhino and Cyberads shall execute and file Articles of Exchange with Nevada Secretary of State. It is intended by the parties hereto that the Exchange shall constitute a reorganization within the meaning of Section 368 of the Code.












Share Exchange Agreement and Plan of Reorganization - Page 3
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                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF RHINO

         In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any person means any material event, change, condition or effect related to the condition, financial or otherwise, properties, assets, including intangible assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material Adverse Effect" with respect to any person means any event, change or effect that is materially adverse to the condition, financial or otherwise, properties, assets, liabilities, business, operations or results of operations of such person.

         In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of executive officers and directors.

         Except as disclosed in the Disclosure Schedule delivered by Rhino to Cyberads prior to the execution and delivery of this Agreement ("Rhino Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Rhino Disclosure Schedule if it is reasonably apparent from the nature of the disclosure that it is applicable to another Section of this Agreement, Rhino represents and warrants to Cyberads as follows:

         2.1 ORGANIZATION, STANDING AND POWER. Rhino is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Rhino has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Rhino. Rhino has delivered or made available to Cyberads a true and correct copy of the Articles of Incorporation ("Articles of Incorporation"), and the Bylaws, or other charter documents, as applicable, of Rhino as amended to date. Rhino is not in violation of any of the provisions of its bylaws or equivalent organization documents.

         2.2 CAPITAL STRUCTURE. The authorized capital stock of Rhino consists of 5,000,000 shares of common stock and 1,000,000 shares of preferred stock convertible to common stock on a 1:1 basis, of which 187,500 shares of common stock and 51,750 shares of preferred stock are issued and outstanding as of the date hereof. Additionally, there are three Convertible Promissory Notes issued to the founders of Rhino that will be converted at the signing of this Agreement for an additional 1,312,500 shares of common stock. All of the foregoing, as converted to common stock, constitute the Rhino Shares. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof. All outstanding shares of Rhino Common Stock are duly authorized, validly









Share Exchange Agreement and Plan of Reorganization - Page 4
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issued,  fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Rhino or any agreement to which Rhino is a party or by which it is bound. Except as described above, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Rhino is a party or by which it is bound obligating Rhino to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Rhino or obligating Rhino to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Rhino capital stock (i) between or among Rhino and any of Shareholders and (ii) to the best of Rhino's knowledge, between or among any of the Shareholders. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Rhino.

         2.3 AUTHORITY. Rhino has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the execution and delivery of this Agreement by each of the Shareholders. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Rhino. This Agreement has been duly executed and delivered by Rhino and constitutes the valid and binding obligation of Rhino enforceable against Rhino in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by Rhino does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under, with or without notice or lapse of time, or both, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Rhino, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Rhino or any of its properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) could not have had and could not reasonably be expected to have a Material Adverse Effect on Rhino. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Rhino in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Articles of Exchange as provided in Section 1.1 of this Agreement; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations,








Share Exchange Agreement and Plan of Reorganization - Page 5
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filings,  approvals and registrations  which, if not obtained or made, would not have a Material Adverse Effect on Rhino and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

         2.4 FINANCIAL STATEMENTS. Rhino has provided to Cyberads a correct and complete copy of the unaudited financial statements, including any related notes thereto, of Rhino as at and for the period ended March 31, 2006 ("Rhino Financial Statements"). The Rhino Financial Statements were prepared and applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Rhino at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

         2.5 ABSENCE OF CERTAIN CHANGES. Since March 31, 2006 ("Rhino Balance Sheet Date"), Rhino has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition, whether or not covered by insurance, that has resulted in, or is reasonably likely to result in, or to the best of Rhino's knowledge any event beyond Rhino's control that is reasonably likely to result in, a Material Adverse Effect to Rhino; (ii) any acquisition, sale or transfer of any material asset of Rhino other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices, including any change in depreciation or amortization policies or rates, by Rhino or any revaluation by Rhino of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Rhino, or any direct or indirect redemption, purchase or other acquisition by Rhino of any of its shares of capital stock; (v) any material contract entered into by Rhino, other than in the ordinary course of business and as provided to Cyberads, or any amendment or termination of, or default under, any material contract to which Rhino is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Rhino to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Rhino's past practices. Rhino has not agreed since October 31, 2005 to take any of the actions described in the preceding clauses (I) through (vii) and is not currently involved in any negotiations to do any of the things described in the preceding clauses (I) through (vii), other than negotiations with Cyberads and its representatives regarding the transactions contemplated by this Agreement.

         2.6 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Rhino, threatened against Rhino or any of its properties or any of its officers or directors, in their capacities as such, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Rhino. There is no injunction, judgment, decree, order or regulatory restriction imposed











Share Exchange Agreement and Plan of Reorganization - Page 6
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upon Rhino or any of its assets or business,  or, to the knowledge of Rhino, any of its directors or officers, in their capacities as such, that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Rhino.

         2.7 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Rhino which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Rhino, any acquisition of property by Rhino or the conduct of business by Rhino.

         2.8 GOVERNMENTAL AUTHORIZATION. To the knowledge of Rhino, Rhino has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Rhino currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Rhino's business or the holding of any such interest ((I) and (ii) herein collectively called "Rhino Authorizations"), and all of such Rhino Authorizations are in full force and effect, except where the failure to obtain or have any of such Rhino Authorizations or where the failure of such Rhino Authorizations to be in full force and effect could not reasonably be expected to have a Material Adverse Effect on Rhino.

         2.9 TITLE TO PROPERTY. Except as provided in Schedule 2.9, Rhino has good and valid title to all of its properties, interests in properties and assets, real and personal, reflected in the Rhino Balance Sheet or acquired after the Rhino Balance Sheet Date, except properties, interests in properties and assets sold or otherwise disposed of since the Rhino Balance Sheet Date in the ordinary course of business, or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Rhino Balance Sheet, and (iv) liens that in the aggregate would not have a Material Adverse Effect on Rhino. To Rhino's knowledge, the plants, property and equipment of Rhino that are used in the operations of its business are in good operating condition and repair, except where the failure to be in good operating condition or repair would not have a Material Adverse Effect.

         2.10 TAXES. Rhino has filed or is in the process of filing all tax returns required to be filed by it from inception to the date hereof. All such returns and reports are accurate and correct in all material respects. Rhino has no material liabilities with respect to the payment of any federal, state, county, local or other taxes, including any deficiencies, interest, or penalties, accrued for or applicable to the period ended on the Rhino Balance Sheet Date.









Share Exchange Agreement and Plan of Reorganization - Page 7
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         2.11     COMPLIANCE  WITH LAWS.  To its  knowledge,  Rhino has complied with, is not in violation of, and Rhino has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Rhino.

         2.12 MINUTE BOOKS. The minute books of Rhino made available to Cyberads contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of Rhino during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

         2.13 BROKERS' AND FINDERS' FEES. Rhino has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.14 INSURANCE. Schedule 2.14 is an accurate and complete list of each policy of insurance in force with respect to the properties and operation of the business of Rhino.

         2.15 EMPLOYMENT CONTRACTS AND BENEFITS. Schedule 2.15 is a list of all of Rhino's material employment contracts, pension, bonus, profit sharing, stock option, and other agreements providing for employee remuneration or benefits. Rhino is not in default under any of these agreements, subject to the accrued but unpaid remuneration reflected in the Rhino Financial Statements. Rhino has not entered into any severance, golden parachute, or similar arrangement with any present or former employee that will result in any absolute or contingent obligation of Rhino to make any payment to any present or former employee following termination of employment.

         2.16     INFORMATION.  The  information  concerning  Rhino set forth in
Section 2 of this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF CYBERADS

         Except as disclosed in the Disclosure Schedule delivered by Cyberads to Rhino and the Rhino Shareholders prior to the execution and delivery of this Agreement ("Cyberads Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Cyberads Disclosure Schedule if it is reasonably











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apparent on the face of the disclosure  that it is applicable to another Section of this Agreement, Cyberads represents and warrants to Rhino as follows:

         3.1 ORGANIZATION, STANDING AND POWER. Cyberads is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Cyberads has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Cyberads. Cyberads has delivered or made available to Rhino a true and correct copy of the Certificate of Incorporation, and the Bylaws, or other charter documents, as applicable, of Cyberads, each as amended to date. Cyberads is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Cyberads does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Cyberads has no committees of its Board of Directors, charters, codes of conduct or ethics, or similar policies.

         3.2 CAPITAL STRUCTURE. The authorized capital stock of Cyberads consists of 500,000,000 shares of Cyberads Common Stock, and 5,000,000 shares of preferred stock, $0.001 par value ("Cyberads Preferred"). There are issued and outstanding, as of the date hereof, 147,500,000 shares of Cyberads Series A Common Stock, zero shares of Cyberads Series B Common Stock, 835,660 shares of Series A Cyberads Preferred, and 1,000,000 shares of Series B Cyberads Preferred. The shares of Cyberads Stock to be issued pursuant to the provisions of this Agreement will be duly authorized, validly issued, fully paid, and non-assessable, free of any liens or encumbrances, and will be issued in full compliance with all applicable federal and state securities laws. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof. All outstanding shares of Cyberads Common Stock and Cyberads Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Cyberads or any agreement to which Cyberads is a party or by which it is bound. Further, all outstanding shares of Cyberads Common Stock and Cyberads Preferred Stock have been issued in full compliance with all applicable federal and state securities laws. There are no options, warrants, calls, rights, commitments or agreements of any character to which Cyberads is a party or by which it is bound obligating Cyberads to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Cyberads or obligating Cyberads to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts,











Share Exchange Agreement and Plan of Reorganization - Page 9
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commitments  or  agreements  relating to voting,  purchase or sale of  Cyberads'
capital stock (i) between or among Cyberads and any of its shareholders and (ii) to the best of Cyberads' knowledge, between or among any of Cyberads' shareholders. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Cyberads.

         3.3 AUTHORITY. Cyberads has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cyberads. This Agreement has been duly executed and delivered by Cyberads and constitutes the valid and binding obligations of Cyberads enforceable against Cyberads in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under, with or without notice or lapse of time, or both, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Cyberads, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Cyberads or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) could not have had and could not reasonably be expected to have a Material Adverse Effect on Cyberads. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Cyberads or any of its subsidiaries in connection with the execution and delivery of this Agreement by Cyberads or the consummation by Cyberads of the transactions contemplated hereby, except for (i) the filing with the SEC of Form D; (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country;
(iii) any filings required with the National Quotation Bureau Incorporated with respect to the shares of Cyberads Common Stock issuable upon exchange of Rhino Common Stock in the Merger; and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Cyberads and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

         3.4 ABSENCE OF CERTAIN CHANGES. Since December 31, 2005 ("Cyberads Balance Sheet Date"), Cyberads has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or is reasonably likely to result in, or to the best of Cyberads' knowledge any event beyond Cyberads' control that is reasonably likely to result in, a Material Adverse Effect to Cyberads; (ii)











Share Exchange Agreement and Plan of Reorganization - Page 10
any  acquisition,  sale or transfer of any material  asset of Cyberads or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices, including any change in depreciation or amortization policies or rates, by Cyberads or any revaluation by Cyberads of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Cyberads, or any direct or indirect redemption, purchase or other acquisition by Cyberads of any of its shares of capital stock; (v) any material contract entered into by Cyberads or any of its subsidiaries, other than in the ordinary course of business and as provided to Rhino, or any amendment or termination of, or default under, any material contract to which Cyberads or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to Cyberads' Articles of Incorporation or Bylaws; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Cyberads to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Cyberads' past practices.
Cyberads has not agreed since December 31, 2005 to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to take any of the actions described in the preceding clauses (I) through (vii) (other than negotiations with Rhino and its representatives regarding the transactions contemplated by this Agreement).

         3.5 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Cyberads, threatened against Cyberads or any of its properties or any of its officers or directors, in their capacities as such, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Cyberads. There is no injunction, judgment, decree, order or regulatory restriction imposed upon Cyberads or any of its assets or business, or, to the knowledge of Cyberads, any of its directors or officers, in their capacities as such, that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Cyberads.

         3.6 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Cyberads or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Cyberads, any acquisition of property by Cyberads or the conduct of business by Cyberads.

         3.7 GOVERNMENTAL AUTHORIZATION. Cyberads has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Cyberads currently operates or holds any interest in any of its properties or
(ii) that is required for the operation of Cyberads' business or the holding of any such interest ((i) and (ii) herein collectively










Share Exchange Agreement and Plan of Reorganization - Page 11
referred to as "Cyberads Authorizations"), and all of such Cyberads Authorizations are in full force and effect, except where the failure to obtain or have any of such Cyberads Authorizations or where the failure of such Cyberads Authorizations to be in full force and effect could not reasonably be expected to have a Material Adverse Effect on Cyberads.

         3.8 TITLE TO PROPERTY. Cyberads has good and valid title to all of its properties, interests in properties and assets, real and personal, reflected in the Cyberads Balance Sheet or acquired after the Cyberads Balance Sheet Date, except properties, interests in properties and assets sold or otherwise disposed of since the Cyberads Balance Sheet Date in the ordinary course of business, or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Cyberads Balance Sheet, and (iv) liens that in the aggregate would not have a Material Adverse Effect on Cyberads. The plants, property and equipment of Cyberads that are used in the operations of its business are in good operating condition and repair, except where the failure to be in good operating condition or repair would not have a Material Adverse Effect. All properties used in the operations of Cyberads are reflected in the Cyberads Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.

         3.9 TAXES. Cyberads has filed and provided to Rhino copies of all tax returns required to be filed by it from inception to the date hereof. All such returns and reports are accurate and correct in all material respects. Cyberads has no material liabilities with respect to the payment of any federal, state, county, local or other taxes, including any deficiencies, interest, or penalties, accrued for or applicable to the period ended on the Cyberads Balance Sheet Date. To the best knowledge of Cyberads, none of its tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Cyberads has not made any election pursuant to the provisions of any applicable tax laws, other than elections that relate solely to methods of accounting, depreciation, or amortization, that would have a material adverse affect on Cyberads, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Cyberads.
















Share Exchange Agreement and Plan of Reorganization - Page 12

         3.10 COMPLIANCE WITH LAWS. Cyberads has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Cyberads.

         3.11 FINANCIAL STATEMENTS. The Cyberads Financial Statements filed with the Securities & Exchange Commission each fairly presents in all material respects the financial position of Cyberads at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

         3.12 BROKERS' AND FINDERS' FEES. Cyberads has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.13 INSURANCE. Schedule 3.13 is an accurate and complete list of each policy of insurance in force with respect to the properties and operation of the business of Cyberads.

         3.14 EMPLOYMENT CONTRACTS AND BENEFITS. Schedule 3.14 is a list of all of Cyberad's material employment contracts, pension, bonus, profit sharing, stock option, and other agreements providing for employee remuneration or benefits. Cyberads is not in default under any of these agreements. Cyberads has not entered into any severance, golden parachute, or similar arrangement with any present or former employee that will result in any absolute or contingent obligation of Cyberads to make any payment to any present or former employee following termination of employment.

         3.15 LACK OF RHINO PROFITABILITY. Cyberads acknowledges that Rhino has not been profitable since its inception and that Rhino will, for the foreseeable future, continue to need funding to operate and to reach the revenue goals specified in Section 1.2(a) and (b).

         3.16     INFORMATION.  The information concerning Cyberads set forth in
Section 3 of this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.



















Share Exchange Agreement and Plan of Reorganization - Page 13

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Each Shareholder individually represents and warrants to Cyberads that:

         4.1 TITLE AND AUTHORITY. Such Shareholder has the full right, power and authority to enter into this Agreement and to transfer, convey and deliver to Cyberads the Shares being transferred to Cyberads by such Shareholder hereunder and upon consummation of the Exchange Cyberads will acquire from such Shareholder good and marketable title to the Shares being transferred to Cyberads by such Shareholder, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, option and adverse claims or rights whatsoever.

         4.2 NO LEGAL BAR. Such Shareholder is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Shareholder to Cyberads or the transfer, conveyance and delivery of the Shares being transferred by such Shareholder to Cyberads pursuant to the terms hereof.

         4.3 RESTRICTIONS ON CYBERADS SHARES. Such Shareholder acknowledges that, except as otherwise provided in this Agreement the Cyberads Shares will be not be registered under the Securities Act of 1933 or any state securities law and are characterized as "restricted securities" under the Securities Act of 1933. Therefore, the transferability of the Cyberads Shares will be restricted ("Trading Restriction"). Certificates evidencing the Cyberads Shares will include a legend reading substantially as follows:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") OR ANY STATE SECURITIES LAW. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE, OFFER, TRANSFER, PLEDGE OR HYPOTHECATION.

                  Upon the expiration of the Trading Restriction, such Shareholder agrees to limit the amount of Cyberads Shares to be sold to a maximum of five percent (5%) of the daily trading volume as quoted on the OTC Bulletin Board, provided such amount is not is excess of the amount permitted by Rule 144 under the Securities Act of 1933.
















Share Exchange Agreement and Plan of Reorganization - Page 14

                                    ARTICLE V
                         SHAREHOLDER REGISTRATION RIGHTS

         5.1 "PIGGYBACK"REGISTRATION RIGHTS. In the event that Cyberads files one or more registration statements under the Securities Act of 1933 on Form SB-2, or any other available form other than Form S-4 or Form S-8, in connection with the proposed offer and sale for money of any of its securities, either for its own account or on behalf of any other security holder, in excess of $5 million (cumulative), the Shareholders shall have the right to register all or any part of their Cyberads common stock and other securities issued or issuable with respect to the common stock pursuant to said registration statement, subject to the terms and conditions of a Registration Rights Agreement in the form attached hereto as Exhibit B.

                                   ARTICLE VI
                              BUY-SELL RESTRICTIONS

         6.1      RIGHTS OF FIRST OFFER.

                  (a) In the event Cyberads wishes to accept a bona fide offer from a third party ("Third Party Offer") to purchase any of the Rhino Shares, to purchase all or substantially all of the Rhino assets, or to merge Rhino with a company other than Cyberads, it shall deliver a notice ("Sale Notice") to the Shareholders stating the terms and conditions of the Third Party Offer, which Sale Notice shall include a copy of the Third Party Offer. The Shareholders shall have the first right, on a pro rata basis, to purchase the Rhino Shares or assets covered by the Sale Notice on the same terms and conditions as set forth in the Sale Notice. The Shareholders shall have twenty
(20) days from the date of receipt of the Sale Notice to elect, by written notice to Cyberads to purchase the Rhino Shares or assets covered by the Sale Notice. In the event that none of the Shareholders elect to purchase the Rhino Shares or assets covered by the Sale Notice, Cyberads may sell the Rhino Shares or assets to the bona-fide purchaser on the original terms and conditions set forth in the Sale Notice. If less than all of the Rhino Shareholders elect to purchase and if the electing Shareholders cannot otherwise agree, they shall purchase the interests in the ratio that each purchasing Shareholder's Rhino Shares (as shown in Schedule 1.2) bears to the aggregate Rhino Shares of all purchasing Shareholders.

                  (b) In the event of a transfer of Rhino to the Shareholders or to the third party, as provided in the preceding paragraph (the "Section 6.1 Sale"), and provided that the price in the Section 6.1 Sale for Cyberads' interest in Rhino is not less than a multiple of two times the sum of
(i) the Share Value described in Section 1.1(c), plus (ii) the cash investment made in Rhino by Cyberads pursuant to the funding requirements in the last sentence of Section 1.2(c), then the schedule for the vesting of the Additional Cyberads Shares described in Section 1.2(a) and 1.2(b) shall accelerate and immediately vest in full as if all the then remaining gross revenue goals have been fully satisfied in










Share Exchange Agreement and Plan of Reorganization - Page 15 time to participate in the Section 6.1 Sale. The accelerated vesting will occur with respect to the Additional Cyberads Shares that may have become issuable during and after the fiscal year in which the Section 6.1 Sale closes. The fair market value of such Additional Cyberads Shares shall be based on the closing price of the Cyberads stock in the Section 6.1 Sale, and shall be issued pro rata to the Shareholders as provided in Schedule 1.2.

         6.2 OWNERSHIP CHANGE EVENT. An "Ownership Change Event" with respect to Cyberads means that any of the following occurs, after the closing deliveries described in Section 9 below: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of Cyberads of more than fifty percent (50%) of the voting stock of Cyberads; (ii) a merger or consolidation in which Cyberads is not the surviving entity; (iii) the sale, exchange, or transfer of all or substantially all of the assets of Cyberads; or (iv) a liquidation or dissolution of Cyberads. In the event of an Ownership Change Event, the terms of Section 1.2 shall continue in full force and effect without acceleration. However, if the acquiring party desires to negotiate an acceleration of the Section 1.2 goals and the Cyberads Board of Directors accepts the offer in that manner, then Cyberads will work with the Rhino Shareholders to reach a fair and equitable acceleration.

                                   ARTICLE VII
                          OTHER CONTRACTUAL COMMITMENTS

         7.1 EMPLOYMENT WITH RHINO. Concurrently with the execution of this Agreement, Cyberads and Rhino will enter into Rhino employment agreements with the executive officers of Rhino, Howard A. Pearl as Chief Executive Officer and Stuart Green as Vice President Business Development, on such terms and conditions as will be negotiated and agreed to by the parties, including mutually agreeable provisions regarding term, base and incentive compensation, confidentiality, assignment to Cyberads of intellectual property rights in past and future work product and restrictions on competition. Cyberads shall offer employment agreements to substantially all of Rhino's employees and will expect the executive officers of Rhino to use its best efforts to assist Cyberads in employing the Rhino employees. All employment agreements referred to herein shall contain appropriate and legally enforceable covenants not to compete for a period equal to the term of employment plus one year.

         7.2 RETENTION SHARES. In order to induce Howard A. Pearl and Stuart Green to renew their employment relationship with Rhino, concurrently with the execution of this Agreement Cyberads will issue to each of them Three Hundred Thousand (300,000) shares of Cyberads Series C Preferred Stock, based on a value of $1.00 per share, for a total of Six Hundred Thousand (600,000) shares of Series C Shares. Howard and Stuart will each have the right to convert all or part of his Series C Shares into Cyberads Class A Common Stock in an amount equal to Three Hundred Thousand Dollars ($300,000) (the "Retention Share Value"), based on the Trailing Average. As described in Sections 1.1












Share Exchange Agreement and Plan of Reorganization - Page 16

(d) and 1.1(e) above, and depending on the date of conversion relative to the Anniversary Date, additional shares of Cyberads Class A Common Stock will be issued to Howard and Stuart if the fair market value of the Cyberads common stock is less than the Retention Share Value, based on the Trailing Average on the conversion date and/or the Anniversary Date.

         7.3 EMPLOYMENT WITH CYBERADS. Concurrently with the execution of this Agreement, Cyberads will issue and Howard A. Pearl will sign an offer letter of employment with Cyberads, in the form attached hereto as Exhibit C. Negotiations will be handled in good faith after the closing of this Exchange, in order to complete and sign a definitive employment agreement by September 1, 2006. The terms of the employment agreement will be consistent with the provisions of Exhibit C and will contain such other provisions as may be standard with Chief Executive Officers in companies similarly situated with Cyberads.

         7.4      PERSONAL GUARANTEES.

                  (a) After the closing, Cyberads will act diligently and in good faith to cause the release of each of the personal guarantees (the "Guarantees") of Howard A. Pearl and Russell H. Lewis with respect to the three loans from Nevada First Bank (the "Bank") to Rhino, the first being a fixed rate equipment loan in the original principal amount of $108,588.55 (as of the date of this Agreement) identified as Loan No. 2723, the second being a revolving line of credit in the original principal amount of $100,000 identified as Loan No. 1923, and the third being a Note payable in the approximate principal amount of $199,950 (collectively the "Loans"). If necessary to cause the release of the Guarantees, Cyberads will substitute its own guarantee (but not the guarantee of any individual) in the place of the Guarantees. Pending the release of the Guarantees, Cyberads hereby agrees to indemnify, defend and hold harmless Howard
A. Pearl and Russell H. Lewis from and against any and all claims, damages, obligations, expenses (including reasonable attorneys fees and costs) and other liabilities of any character in any way arising from or relating to the Guarantees.

                  (b) The provisions of this paragraph are not intended to limit the provisions of Section 7.4(a). In consideration for Howard A. Pearl's guarantee of the Loans and indemnification of Russell H. Lewis on his guaranty, Cyberads will, concurrently with the execution of this Agreement, issue to Howard Four Hundred Thousand (400,000) shares of Cyberads Series C Preferred Stock, based on a value of $1.00 per share. Howard will have the right to convert all or part of his Series C Shares into Cyberads Common Stock in an amount equal to Four Hundred Thousand Dollars ($400,000) (the "Guaranty Share Value"), based on the Trailing Average. As described in Sections 1.1(d) and 1.1(e) above, and depending on the date of conversion relative to the Anniversary Date, additional shares of Cyberads Class A Common Stock will be issued to Howard if the fair market value of the Cyberads common stock is less than the Guaranty Share Value, based on the Trailing Average on the conversion date and/or the










Share Exchange Agreement and Plan of Reorganization - Page 17

Anniversary Date

         7.5 BOARD SEATS AND OTHER VOTING RIGHTS. As a condition to the execution and closing of this Exchange, the Voting Agreement attached hereto as Exhibit D will be signed concurrently with the execution of this Agreement. The Voting Agreement will be signed by the Shareholders and the controlling shareholder(s) of Cyberads and, among other things, will require them to vote in whatever manner will be necessary, by no later than 60 days after the signing and delivery of this Agreement (a) to set and retain the size of the Company Board of Directors (the "Cyberads Board") at five directors, and (b) to elect and retain Howard A. Pearl and one other person designated by majority vote of the Shareholders to the Cyberads Board.

                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

         8.1 CONFIDENTIALITY. The parties acknowledge that each of Cyberads and Rhino have previously executed a Confidentiality Agreement dated February 17, 2006, which agreement shall continue in full force and effect in accordance with its terms.

         8.2 PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Cyberads and Rhino shall consult with each other before issuing any press release or otherwise making any public statement or making any other public, or non-confidential, disclosure, whether or not in response to an inquiry, regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other, which approval shall not be unreasonably withheld, except as may be required by law or by obligations pursuant to the Securities Act of 1933 and rules and regulations promulgated by the Securities and Exchange Commission thereunder, any listing agreement with any national securities exchange or with the NASD, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

         8.3 BLUE SKY LAWS. Cyberads shall use its reasonable efforts to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Cyberads Common Stock in connection with the Exchange. The Shareholders shall use their reasonable best efforts to assist Cyberads as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Cyberads Common Stock in connection with the Exchange.

         8.4 TAX TREATMENT. For U.S. federal income tax purposes, it is intended that the Exchange qualify as a reorganization within the meaning of the Code, and the parties hereto intend that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and









Share Exchange Agreement and Plan of Reorganization - Page 18

1.368-3(a). Cyberads will report the Exchange on its income tax returns in a manner consistent with treatment of the Exchange as a Code Section 368(b) reorganization. Neither Cyberads, Rhino nor any of their respective affiliates has taken any action, nor will they take any action, that could reasonably be expected to prevent or impede the Exchange from qualifying as a reorganization under Section 368 of the Code.

                                   ARTICLE IX
                               CLOSING DELIVERIES

         9.1      BY  CYBERADS.   Concurrently   with  the   execution  of  this
Agreement, Cyberads is delivering to the Shareholders and the Rhino:

                  (a) Stock certificates representing duly authorized, validly issued fully paid and non-assessable shares of Cyberads Series C Preferred Stock in the names of the Shareholders and in the proportions set forth in Schedule 1.1.

                  (b) Certified copy of the Certificate of Designation in the form attached hereto as Exhibit A.

                  (c) Registration Rights Agreement in the form attached hereto as Exhibit B.

                  (d) Copies of resolutions of the board of directors of Cyberads authorizing the execution and performance of this Agreement, certified by the secretary or an assistant secretary of Cyberads as of the date hereof.

                  (e) Employment offer letter to Howard A. Pearl in the form attached hereto as Exhibit C.

                  (f) Voting Agreement in the form attached hereto as Exhibit D.

         9.2 BY RHINO AND SHAREHOLDERS. Concurrently with the execution of this Agreement, Rhino and the Shareholders are delivering to Cyberads:

                  (a)      Stock   certificates,   duly   endorsed   in   blank,
representing all of the Rhino Shares.

                  (b) A certificate of good standing from the secretary of state of Nevada, issued as of a date within 60 days prior to the date hereof certifying that is in good standing as a corporation in the state of Nevada.

                  (c) Copies of resolutions of the board of directors authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Rhino as of the date hereof.











Share Exchange Agreement and Plan of Reorganization - Page 19

                  (d) Registration Rights Agreement in the form attached hereto as Exhibit B.

                  (e) Employment offer letter to Howard A. Pearl in the form attached hereto as Exhibit C.

                  (f) Voting Agreement in the form attached hereto as Exhibit D.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of receipt, to the parties at the following address, or at such other address for a party as shall be specified by like notice:

                  (a)      if to Cyberads to:

                           Jeff Criswell, President
                           Cyberads, Inc.
                           370 Amapola Avenue, Suite 202
                           Torrance, CA  90501
                           Fax:  (800) 450-5157

                           with a copy, which shall not constitute notice to Cyberads, to:

                           Robert C. Laskowski
                           Attorney at Law
                           520 SW Yamhill, Suite 600
                           Portland, OR  97204-1329
                           Fax:  (503) 227-2980

                  (b)      if to Rhino or the Shareholders, to:

                           Howard A. Pearl, President
                           Rhino OffRoad Industries, Inc.
                           1191 Center Point Drive
                           Henderson, Nevada  89074
                           Fax:  (702) 558-8266

         10.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall












Share Exchange Agreement and Plan of Reorganization - Page 20 become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         10.3 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Rhino Disclosure Schedule and the Cyberads Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         10.4 SEVERABILITY. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         10.5 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         10.6 ARBITRATION REQUIRED/MEDIATION FIRST OPTION. Any dispute or claim that arises out of or that relates to this Agreement, or to the interpretation or breach thereof, or to the existence, scope, or validity of this Agreement or the arbitration agreement, shall be resolved by arbitration in accordance with the then effective arbitration rules of American Arbitration Association. Judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof. The parties acknowledge that mediation usually helps parties to settle their dispute. Therefore, any party may propose mediation whenever appropriate through the organization named above or any other mediation process or mediator as the parties may agree upon.

         10.7 GOVERNING LAW. This Agreement shall be governed by and construed in












Share Exchange Agreement and Plan of Reorganization - Page 21 accordance with the laws of the State of Nevada, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Nevada in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Nevada for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         10.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         10.9 ATTORNEYS FEES. In the event any legal action is filed by any party or parties to this Agreement relating in any way to this Agreement, the losing party or parties in such action shall reimburse the prevailing party or parties for all attorneys fees and costs of litigation.

         10.10 WAIVER. The failure of any party to enforce, in one or more instances, any of the terms or conditions of this Agreement shall not be construed as a waiver of the future performance of any such term or condition unless the waiver is made in writing.

         10.11 AMENDMENTS. No amendment, modification or supplement to this Agreement shall be binding on any of the parties unless it is in writing and duly signed by the parties in interest at the time of the modification.

         10.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be effective until the execution and delivery between each of the parties of at least one set of counterparts. The parties authorize each other to detach and combine original signature pages and consolidate them into a single identical original.





















Share Exchange Agreement and Plan of Reorganization - Page 22

         IN WITNESS WHEREOF, Cyberads, Rhino and the Shareholders have caused this Share Exchange and Reorganization Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

CYBERADS, INC.


By: /s/ JEFF CRISWELL
   ------------------------------------------
     Jeff Criswell, President



RHINO OFFROAD INDUSTRIES, INC.


By: /s/ HOWARD A. PEARL
   ------------------------------------------
     Howard A. Pearl, President





SHAREHOLDERS

Clubhouse Communications, Inc.

/s/ HOWARD A. PEARL
--------------------------
By: Howard A. Pearl, President

3686469 Canada, Inc.

/s/ STUART GREEN
--------------------------
By:  Stuart Green, President

Rumax, Inc.

/s/ RUSSELL H. LEWIS
--------------------------
By:  Russell H. Lewis, President


                       [Signatures continue on next page]












Share Exchange Agreement and Plan of Reorganization - Page 23

[Signatures continued from Share Exchange Agreement and Plan of Reorganization]


Chamberlain El Cajon Investment, LLC

/s/ SHELLY (LEWIS) RON
--------------------------
By:  Shelly (Lewis) Ron, Manager

/s/ ANDREW L. ANSIN
--------------------------
Andrew L. Ansin

/s/ T. DANIEL NEVEAU
--------------------------
T. Daniel Neveau


Perbar Investments, Inc.

/s/ BEN PERKINS
--------------------------
By:  Ben Perkins, President


HSK Industries, Inc.

/s/ JEFFREY KOFFMAN
--------------------------
By:  Jeffrey Koffman, President





























Share Exchange Agreement and Plan of Reorganization - Page 24

                                 SCHEDULE 1.1 TO
                            SHARE EXCHANGE AGREEMENT
                           AND PLAN OF REORGANIZATION

--------------------------------------------- -------------------------------------- ---------------------------------
                                                                                              ALLOCATION OF
             RHINO SHAREHOLDERS                      RHINO SHARES FULLY DILUTED               CYBERADS SHARES
--------------------------------------------- -------------------------------------- ---------------------------------
Clubhouse Communications, Inc.                93,750 common                                      48.333%

                                              656,250 convertible to common

--------------------------------------------- -------------------------------------- ---------------------------------

3686469 Canada, Inc.                          31,250 common                                      16.111%

                                              218,750 convertible to common

--------------------------------------------- -------------------------------------- ---------------------------------

Rumax, Inc.                                   34,370 common                                      30.409%

                                              437,500 convertible to common

--------------------------------------------- -------------------------------------- ---------------------------------

Chamberlain El Cajon Investment, LLC          28,130 common                                       1.813%

--------------------------------------------- -------------------------------------- ---------------------------------

Andrew L. Ansin                               11,500 preferred convertible to                     0.741%
                                              common
--------------------------------------------- -------------------------------------- ---------------------------------

T. Daniel Neveau                              11,500 preferred convertible to                     0.741%
                                              common
--------------------------------------------- -------------------------------------- ---------------------------------

Perbar Investments, Inc.                      11,500 preferred convertible to                     0.741%
                                              common
--------------------------------------------- -------------------------------------- ---------------------------------

HSK Industries, Inc.                          17,250 preferred convertible to                     1.112%
                                              common
--------------------------------------------- -------------------------------------- ---------------------------------

                              FULLY DILUTED:  1,551,750 SHARES                                     100%
--------------------------------------------- -------------------------------------- ---------------------------------


                                 SCHEDULE 2.9 TO
                            SHARE EXCHANGE AGREEMENT
                           AND PLAN OF REORGANIZATION




Rhino Offroad Industries, Inc., uses the following trucks as part of its regular business operations and pays the monthly bank debt on the trucks. The registered owners stand ready to transfer title to Rhino or Cyads at any time upon payoff or assignment and assumption of the debt.

o 2004 Ford F350 Truck, secured by Ford Credit with an approximate outstanding balance owed of $22,000; registered in Nevada in the name of Howard A. Pearl

o 2004 Nissan Titan Truck, secured by Nissan Motor Credit with an approximate outstanding balance owed of $20,000; registered in the name of Shun-Chun Yuka Yu

                                SCHEDULE 2.14 TO
                            SHARE EXCHANGE AGREEMENT
                           AND PLAN OF REORGANIZATION



                                 RHINO INSURANCE

Rhino Offroad Industries, Inc., currently has the following insurance regarding its properties and operation of business:


     o   Workers   Compensation  and  Employers   Liability   Policy;   Hartford
         Underwriters  Insurance  Company;  Policy  No.  34 WE  OB2882;  expires
         10/26/06

     o Commercial Property Coverage Policy; Scottsdale Insurance Company; Policy No. CPSO651997; expires 4/11/07

     o Commercial General Liability Insurance Policy; Essex Insurance Company, Policy No. [to be assigned], expires 6/14/2007

                                SCHEDULE 2.15 TO
                            SHARE EXCHANGE AGREEMENT
                           AND PLAN OF REORGANIZATION



List of all Rhino Offroad Industries, Inc., material employment contracts, pension, bonus, profit sharing, stock option, and other agreements providing for employee remuneration or benefits.


     o Medical and dental insurance benefits fully paid for Howard A. Pearl and family, and for Jim Skinner

                                SCHEDULE 3.13 TO
                            SHARE EXCHANGE AGREEMENT
                           AND PLAN OF REORGANIZATION



 THERE ARE NO POLICIES ON INSURANCE IN FORCE WITH RESPECT TO THE PROPERTIES AND
                   OPERATION OF THE BUSINESS OF CYBERADS, INC.

                                SCHEDULE 3.14 TO
                            SHARE EXCHANGE AGREEMENT
                           AND PLAN OF REORGANIZATION


     (1) Employment Agreement dated January 1, 2004 with Walt Tatum

     (2) Employment Agreement dated April 15, 2005 with Jeff Criswell


                              Employee Benefit Plan

  2001 Incentive Stock and Non-Qualified Stock Option Plan adopted November 1,
   2001 covering awards of up to 500,000 shares of common stock. As of may 31,
       2006, all stock options issued under this Plan which have not been exercised have expired.

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of June 21, 2006 by and between Cyberads, Inc., a Nevada corporation ("Cyberads"); and those persons executing this Agreement ("collectively referred to as Shareholders").

         Therefore, the parties hereto hereby agree as follows:

         1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

                  "Agreement" means this Registration Rights Agreement.

                  "Board" means the Board of Directors of the Cyberads.

                  "Common Stock" means the common stock of the Cyberads.

                  "Commission" means the Securities and Exchange Commission.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Person" includes any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

                  "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registrable Securities" means (1) all Common Stock owned now or in the future by Shareholders, and (2) any securities issued or issuable with respect to the Common Stock referred to in clause (1) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for Cyberads, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

                  "Securities Act" means the Securities Act of 1933, as amended.





Registration Rights Agreement

         2.       Cyberads Registration.

                  (a) Each time Cyberads shall determine to file a registration statement under the Securities Act, other than on Form S-4, S-8 or a registration statement covering solely an employee benefit plan, in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, Cyberads agrees to give promptly written notice of its determination to Shareholders. Upon the written request of Shareholders given within thirty (30) days after the receipt of such written notice from Cyberads, Cyberads agrees to cause all such Registrable Securities, which Shareholders has so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by Shareholders of the Registrable Securities to be so registered.

                  (b) If the registration of which Cyberads gives written notice pursuant to Section 2(a) is for a public offering involving an underwriting, Cyberads agrees to so advise Shareholders. Shareholders'
participation in such underwriting and the inclusion of Shareholders' Registrable Securities in the underwriting shall be conditioned upon the provisions of Section 2(b) and Section 2(c). Shareholders agree to enter into, together with Cyberads, an underwriting agreement with the underwriter or underwriters selected for such underwriting by Cyberads provided that such underwriting agreement is in customary form.

                  (c) Notwithstanding any other provision of this Section 3, if the managing underwriter of an underwritten distribution advises Cyberads and Shareholders in writing that in its good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering, then (i) the number of shares of Registrable Securities and other securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering, except for shares to be issued by Cyberads in an offering initiated by Cyberads, which shall have priority over the shares of Registrable Securities, and (ii) such reduced number of shares shall be allocated among Shareholders and the holders of other securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities and other securities held by Shareholders and other holders at the time of filing the registration statement. All Registrable Securities and other securities which are excluded from the underwriting by reason of the underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be withheld from the market by Shareholders for a period which the managing underwriter reasonably determines is necessary to effect the underwritten public offering.













Registration Rights Agreement           2

         3. Registration Procedures. If and whenever Cyberads is required by the provisions of Section 2 hereof to effect the registration of Registrable Securities under the Securities Act, Cyberads, at its expense and as expeditiously as possible, agrees to:

                  (a) In accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold;

                  (b) If the offering is to be underwritten in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter of the public offering and Shareholders;

                  (c) Furnish to Shareholders and the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Shareholders may reasonably request in order to facilitate the public offering of such securities;

                  (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Shareholders and underwriters may reasonably request within ten (10) days prior to the original filing of such registration statement, except that Cyberads shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                  (e) Notify Shareholders, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) Notify Shareholders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) Prepare and file with the Commission, promptly upon the request of Shareholders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Shareholders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by Shareholders;








Registration Rights Agreement           3

                  (h) Prepare and file promptly with the Commission, and promptly notify Shareholders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (i) In case Shareholders or any underwriter for Shareholders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

                  (j) Advise Shareholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (k) Not file any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus to which Shareholders has reasonably objected on the grounds that such registration statement or prospectus or amendment or supplement thereto does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof; provided, however, that the failure of Shareholders or its counsel to review or object to any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus shall not affect the rights of Shareholders or its respective officers, directors, legal counsel, accountants or controlling Persons or any underwriter or any controlling Person of such underwriter under
Section 5 hereof;

                  (l) Make available for inspection upon request by Shareholders, by any managing underwriter of any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any Shareholders or any such underwriter, all financial and other records, pertinent corporate documents and properties of Cyberads, and cause all of Cyberads' officers, directors and employees to supply all information reasonably requested by Shareholders, underwriter, attorney, accountant or agent in connection with such registration statement; and

                  (m)      At  the   request   of   Shareholders,   furnish   to
Shareholders on the effective date of the registration statement or, if such registration includes an underwritten public offering,








Registration Rights Agreement           4
at the closing provided for in the underwriting agreement, (i) an opinion dated such date of the counsel representing Cyberads for the purposes of such registration, addressed to the underwriters, if any, and to Shareholders, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to Cyberads, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and such opinion of counsel shall additionally cover such legal and factual matters with respect to the registration as Shareholders may reasonably request, and (ii) letters dated each of such effective date and such closing date, from the independent certified public accountants of Cyberads, addressed to the underwriters, if any, and to Shareholders, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or if the offering is not underwritten that in the opinion of such accountants the financial statements and other financial data of Cyberads included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other accounting and financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as Shareholders may reasonably request.

         4.       Expenses.

                  (a) With respect to the inclusion of Registrable Securities in a registration statement pursuant to Section 3 hereof, Cyberads agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that Shareholders participating in any such registration agrees to bear its pro rata share of the underwriting discount and commissions.

                  (b) The fees, costs and expenses of registration to be borne as provided in paragraph (a) above, shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Cyberads, fees and disbursements of counsel for the underwriter or underwriters of such securities, if Cyberads and/or selling security holders are otherwise required to bear such fees and disbursements, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, reasonable fees and disbursements of one firm of counsel for the selling security holders, selected by Shareholders, and the premiums and other costs of policies of insurance against liability arising out of such public offering.

         5.       Indemnification.

                  (a) Cyberads hereby agrees to indemnify and hold harmless Shareholders pursuant to the provisions of this Agreement and each of its officers, directors, legal counsel and accountants, and each Person who controls Shareholders within the meaning of the Securities Act







Registration Rights Agreement           5
and any underwriter, as defined in the Securities Act, Shareholders, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse Shareholders, its officers, directors, legal counsel, accountants and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions, actual or threatened, demands, losses, damages, liabilities, costs and expenses to which Shareholders, its officers, directors, legal counsel, accountants or controlling Persons, or any such underwriter or controlling Person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by a respective Shareholder specifically for use in the preparation thereof, Cyberads will not be liable to such Shareholder.

                  (b) Shareholders hereby agrees to severally and not jointly indemnify and hold harmless Cyberads, its. officers, directors, legal counsel and accountants and each Person who controls Cyberads within the meaning of the Securities Act, from and against, and agrees to reimburse Cyberads, its officers, directors, legal counsel, accountants and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which Cyberads, its officers, directors, legal counsel, accountants or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was so made in reliance upon and in strict conformity with written information furnished by the respective Shareholder specifically for use in the preparation thereof.

                  (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section 5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 6 and shall not relieve the indemnifying party from liability under this
Section 5 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein





Registration Rights Agreement           6
and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii)the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

                  (d)      If the indemnification provided for in subsection (a)
or (b) of this Section 5 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of Registrable Securities shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share
public  offering  price,   less  any  underwriting   discount  and






Registration Rights Agreement           7
commissions, multiplied by the number of shares of Registrable Securities sold by Shareholders pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which Shareholders has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

         6. Reporting Requirements Under the Exchange Act. Cyberads agrees to file timely such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d), whichever is applicable, of the Exchange Act. Cyberads acknowledges and agrees that the purposes of the requirements contained in this Section 6 are (a) to enable Shareholders to comply with the current public information requirement contained in paragraph
(c) of Rule 144 under the Securities Act should Shareholders ever wish to dispose of any of the securities of Cyberads acquired by it without registration under the Securities Act in reliance upon Rule 144, or any other similar exemptive provision, and (b) to qualify Cyberads for the use of registration statements on Form S-3. In addition, Cyberads agrees to take such other measures and file such other information, documents and reports, as shall be required of it hereafter by the Commission as a condition to the availability of Rule 144 under the Securities Act, or any similar exemptive provision hereafter in effect, and the use of Form S-3. Cyberads also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3. Additionally, Cyberads agrees to furnish to any Shareholder, so long as the Shareholder owns any Registrable Securities, forthwith upon written request such information as may be reasonably requested in availing any Shareholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         7. Shareholder Information. Cyberads may request Shareholders to furnish Cyberads with such information with respect to Shareholders and the distribution of Registrable Securities as Cyberads may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, and Shareholders agrees to furnish Cyberads with such information.

         8. Forms. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

         9.       Miscellaneous.

                  9.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Specifically, but without limiting the generality of the






Registration Rights Agreement           8
foregoing, the failure of Shareholders at any time or times to require performance of any provision hereof by Cyberads shall in no manner affect the right of Shareholders at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  9.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail,

                           (a)      If    to    Shareholders,    addressed    to
Shareholders, at any address as such Shareholder may specify by written notice to Cyberads, or

                           (b)      If to Cyberads, to Jeff Criswell, President,
Cyberads, Inc. 370 Amapola Avenue, Suite 202, Torrance, CA 90501 or at such other address as Cyberads may specify by written notice to Shareholders, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                  9.3 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                  9.4 Headings. The headings of the sections, subsections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  9.5 Choice of Law. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of Nevada should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                  9.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                       [Signatures continue on next page]









Registration Rights Agreement           9

            [Signatures continued from Registration Rights Agreement]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

CYBERADS, INC.                             SHAREHOLDERS

By: /s/ JEFF CRISWELL
    ----------------------------------     Clubhouse
    Jeff Criswell, President               Communications, Inc.

                                           By: /s/ HOWARD A. PEARL
                                              ----------------------------------
                                              Howard A. Pearl, President

                                           3686469 Canada, Inc.

                                           By: /s/ STUART GREEN
                                              ----------------------------------
                                              Stuart Green, President

                                            Rumax, Inc.

                                            By: /s/ RUSSELL H. LEWIS
                                               ---------------------------------
                                               Russell H. Lewis, President

                                            Chamberlain El Cajon Investment, LLC

                                            By: /s/ SHELLY (LEWIS) RON
                                               ---------------------------------
                                               Shelly (Lewis) Ron, Manager

                                               /s/ ANDREW L. ANSIN
                                               ---------------------------------
                                               Andrew L. Ansin

                                               /s/ T. DANIEL NEVEAU
                                               ---------------------------------
                                               T. Daniel Neveau

                                            Perbar Investments, Inc.

                                            By: /s/ BEN PERKINS
                                               ---------------------------------
                                               Ben Perkins, President

                                            HSK Industries, Inc.

                                            By: /s/ JEFFREY KOFFMAN
                                               ---------------------------------
                                               Jeffrey Koffman, President






Registration Rights Agreement           10

                                VOTING AGREEMENT


Date:             June 21, 2006

Parties:          Cyberads, Inc., a Nevada corporation ("Company")

                  Walter Tatum ("Tatum")

                  Clubhouse Communications, Inc; 3686469 Canada, Inc.
                  Rumax, Inc; Chamberlain El Cajon Investment, LLC;
                  Perbar Investments; Andrew L. Ansin; T. Daniel Neveau; and HSK Industries, Inc. (collectively "Rhino Shareholders")

                                    RECITALS

                  A. Tatum is the holder of Series B Convertible Preferred Stock of the Company.

                  B. The Rhino Shareholders are, as of the date of this Agreement, holders of all of the Company's Series C Convertible Preferred Stock and, upon any conversion of the same, shall become common shareholders of the Company.

                  C. Tatum and the Rhino Shareholders desire to enter into this Agreement to provide for the voting of their shares in connection with certain corporate matters as described in this Agreement.

                  D. The Company desires to enter in this Agreement to facilitate the implementation of its provisions.

                                    AGREEMENT

                  The parties agree as follows:

         1.       ELECTION AND REMOVAL OF DIRECTORS.

                  (a) In the election of members of the Company's Board of Directors, Tatum and the Rhino Shareholders shall vote their shares as necessary to ensure that, at each annual or special meeting of the shareholders of the Company at which an election of directors is held or pursuant to any written consent of the shareholders as permitted under the Nevada Business Corporation Act, the following persons shall be elected members of the Board of Directors:

                                  Howard Pearl
One other individual designated by the majority of the Company voting securities held by the Rhino Shareholders












Voting Agreement - Page 1

                  (b) Any removal and/or replacement of the above-named members of the Board of Directors shall be subject to the approval of the Rhino Shareholders, in their absolute discretion.

         2.       NUMBER OF DIRECTORS.

                  Tatum and the Rhino Shareholders shall vote their shares as necessary to ensure that the size of the Board of Directors shall be set and remain at five (5) directors.

         3.       IRREVOCABLE PROXIES.

                  Tatum and the Rhino Shareholders hereby grant one to the other, and is each deemed to have executed in favor of the other, an irrevocable proxy to vote, or to give written consent with respect to, all the voting securities owned by the granter of the proxy for the election to the Board of Directors of the individuals named in Section 1 of this Agreement.

         4.       SPECIFIC PERFORMANCE.

                  Tatum and the Rhino Shareholders intend and agree that the provisions of this Agreement shall be specifically enforceable in any court having jurisdiction to grant the remedy of specific performance.

         5.       OTHER VOTING AGREEMENT.

                  Tatum and the Rhino Shareholders represent and agree that they are not and will not become parties to any voting trust, agreement for voting control, or other like agreement involving any of the voting securities of the Company owned by any of them during the term of this Agreement.

         6.       TRANSFER OF EQUITY SECURITIES.

                  Tatum and the Rhino Shareholders shall not sell, transfer, assign or otherwise convey any of their respective voting securities, other than in open market transactions, unless the person receiving such equity securities shall become a party to this Agreement.

         7.       TERM.

         This Agreement shall terminate upon the earlier of the following events:

                  (a) The merger or consolidation of the Company into or with another corporation after which Tatum and the Rhino Shareholders, collectively, own less than 50% of the voting equity securities of the surviving corporation or its parent;












Voting Agreement - Page 2

                  (b) The sale, transfer or other disposition of all or substantially all of the assets of the Company;

                  (c)      The agreement of Tatum and the Rhino Shareholders.

         8.       AMENDMENT.

                  Any amendment or modification of this Agreement may be made only with the written consent of Tatum and the Rhino Shareholders.

         9.       MISCELLANEOUS.

                  9.1      SUCCESSORS AND ASSIGNS

                  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as may be expressly provided in this Agreement.

                  9.2      GOVERNING LAW

                  This   Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the State of Nevada.

                  9.3      COUNTERPARTS

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.4      ATTORNEYS' FEES

                  If any suit or action arising out of or related to this Agreement is brought by any party, the prevailing party shall be entitled to recover its costs and fees, including reasonable attorneys' fees, incurred by such party in such suit or action, including any appellate proceedings.

                  9.5      INJUNCTIVE RELIEF.

                  The parties agree that the remedy at law for a breach or threatened breach by a party may, by its nature, be inadequate and that the other parties shall be entitled, in addition to damages, to a restraining order, temporary and permanent injunctive relief, specific performance, and other appropriate equitable relief, without showing or proving any monetary damage has been sustained.












Voting Agreement - Page 3

                  9.6      ENTIRE AGREEMENT

                  This Agreement and the other documents delivered at Closing constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior agreements with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


CYBERADS, INC.                             SHAREHOLDERS

By: /s/ JEFF CRISWELL
   -----------------------------------     Clubhouse
   Jeff Criswell, President                Communications, Inc.

                                           By: /s/ HOWARD A. PEARL
                                              ----------------------------------
                                              Howard A. Pearl, President

                                           3686469 Canada, Inc.

By: /s/ WALTER TATUM                       By: /s/ STUART GREEN
   -----------------------------------        ----------------------------------
   Walter Tatum                               Stuart Green, President

                                            Rumax, Inc.

                                            By: /s/ RUSSELL H. LEWIS
                                               ---------------------------------
                                               Russell H. Lewis, President

                                            Chamberlain El Cajon Investment, LLC

                                            By: /s/ SHELLY (LEWIS) RON
                                               ---------------------------------
                                               Shelly (Lewis) Ron, Manager

                                               /s/ ANDREW L. ANSIN
                                               ---------------------------------
                                               Andrew L. Ansin

                                               /s/ T. DANIEL NEVEAU
                                               ---------------------------------
                                               T. Daniel Neveau



                       [SIGNATURES CONTINUE ON NEXT PAGE]









Voting Agreement - Page 4

                  [SIGNATURES CONTINUED FROM VOTING AGREEMENT]


                                            Perbar Investments, Inc.

                                            By: /s/ BEN PERKINS
                                               ---------------------------------
                                               Ben Perkins, President

                                            HSK Industries, Inc.

                                            By: /s/ JEFFREY KOFFMAN
                                               ---------------------------------
                                               Jeffrey Koffman, President













































Voting Agreement - Page 5

                                  EXHIBIT C TO
                            SHARE EXCHANGE AGREEMENT




June 21, 2006


Howard A. Pearl
1191 Center Point Drive
Henderson, Nevada  89074

         Re:      Offer of Employment

Dear Howard,

We are very pleased to offer you the position of Chief Executive Officer at Cyberads, Inc., with a commencement date of September 1, 2006. We are confident that your contributions will enhance Cyberads' standing as an industry leader and an employer of choice. This offer is subject to the following terms, conditions and benefits.

COMPENSATION

Your salary will be at the rate of $250,000 annually, subject to normal payroll withholdings (with the understanding that, depending on the financial condition of Cyberads, Cyberads may accrue prorata portions of the salary above $180,000 per year). Additionally, you will be eligible for cash bonuses and/or equity incentives, upon meeting performance objectives determined by the Board in reasonable consultation with you. At a minimum, you will receive annual performance and compensation reviews.

BENEFITS

You will be eligible to participate in the following benefit plans:

o Medical and dental insurance for you and your family, at least consistent with the plans offered by Rhino Offroad Industries, Inc. (effective on your employment commencement date)

o All reasonable and ordinary business expenses will be paid or reimbursed by Cyberads (effective on your employment commencement date)

o You will receive a car allowance of $700.00 per month will, or Cyberads will lease an automobile reasonably acceptable to you (commencing January 1, 2007)

o You will be eligible to participate in additional benefit plans offered now or later to executives of Cyberads

TERMINATION:

The term of employment will be for a period of three years, which will automatically renew for an additional two-year term at the option of Executive. If Cyberads terminates employment without cause, or if Executive resigns due to breach by Cyberads, (a) 100% of any unvested equity shall immediately vest, (b) Executive will have the option to repurchase Rhino Offroad at the same price (payable in cash and/or Cyberads stock) and on the same payment terms, as Rhino Offroad was purchased by Cyberads (this right to repurchase expires on December 31, 2008), and (c) if the termination occurs after December 31, 2006, Cyberads will pay Executive one year base salary.

OTHER

Prior to commencement of employment, Cyberads will provide Directors and Officers Liability Insurance approved by Executive. Cyberads will provide all resources, tools, executives, and professional services reasonably necessary to permit compliance with all SEC and other regulatory and legal requirements applicable to Cyberads.

In addition to Cyberads Board of Directors, Executive will be permitted to serve on up to five public, private or non-profit Boards of Directors, subject to Cyberads approval (which will not be unreasonably withheld).

Please note that this offer is also contingent upon a satisfactory completion of an education, employment and criminal background check (excluding your disclosed violation of certain U.S. laws more than 25 years ago). Additionally, this offer is contingent upon your acceptance and signing of the Cyberads
Confidentiality/Non-Disclosure Agreement on your date of hire. This offer is valid for 30 business days from receipt of this letter.

Howard, on behalf of Cyberads, I would like to express my pleasure in presenting you with this offer of employment. Cyberads is truly an exciting organization comprised of highly competent, enthusiastic and dedicated individuals and we look forward to welcoming you to our team.


                                                     Yours sincerely,

                                                     /s/ WALT TATUM

                                                     Walt Tatum
                                                     Chairman of the Board



Accepted By: /s/ HOWARD A. PEARL
            ------------------------------------
             Howard A. Pearl